SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                      -----


                                    FORM 8-K

                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15 (d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported)  August 19, 1999


                            URSUS TELECOM CORPORATION
             (Exact name of registrant as specified in its charter)


    Florida                               333-46197              65-0398306
(State or other jurisdiction of        (Commission             (IRS Employer
 incorporation)                         File Number)             ID Number)

   440 Sawgrass Corporate Parkway, Suite 112, Sunrise, Florida  33325
----------------------------------------------------------------------------
(Address of principal executive offices)                     (Zip Code)

Registrant's Telephone Number,
 including area code:                                      (954) 846-7887


-------------------------------------------------------------
(Former name or former address, if changed since last report)

Item 5   OTHER EVENTS

On August 19, 1999, Ursus Telecom Corporation ("Ursus") entered into a Network Agreement with Global Crossing USA Inc. pursuant to which Ursus will purchase a minimum of $30 million of capacity in Global Crossing's fiber optic cable systems over a prescribed period of time.

Item 7  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

 ( c)   Exhibits

          10. Global Crossing Network Agreement between Ursus and Global Crossing USA Inc. dated August 19, 1999. [Confidential treatment has been requested with respect to portions of this document. Confidential portions of this documents have been redacted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.]

          99.1 Press Release issued by Ursus on August 19, 1999 with respect to the Agreement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   URSUS TELECOM CORPORATION

                                   By:/S/ JOHANNES S. SEEFRIED
                                      -----------------------------
                                       Name:  Johannes S. Seefried
                                       Title: Cheif Financial Officer


Dated:  August 19, 1999

                                  EXHIBIT INDEX


EXHIBIT                    DESCRIPTION OF EXHIBIT


          10. Global Crossing Network Agreement between Ursus and Global Crossing USA Inc. dated August 19, 1999. [Confidential treatment has been requested with respect to portions of this document. Confidential portions of this documents have been redacted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.]

          99.1 Press Release issued by Ursus on August 19, 1999 with respect to the Agreement.